     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------



                     RITCHIE BROS. AUCTIONEERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            CANADA                                     NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                              9200 BRIDGEPORT ROAD
                           RICHMOND, BRITISH COLUMBIA
                                 CANADA V6X 1S1
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                              LAWCO OF OREGON, INC.
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                             PORTLAND, OREGON 97204
                               ATTN: SUSAN KIPPER
                                 (503) 727-2000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------

                                   COPIES TO:

                                DAVID S. MATHESON
                                PERKINS COIE LLP
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                           PORTLAND, OREGON 97204-3715

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
    TITLE OF SECURITIES         AMOUNT TO BE          PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
     TO BE REGISTERED          REGISTERED (1)        OFFERING PRICE PER         AGGREGATE OFFERING      REGISTRATION FEE
                                                          SHARE(2)                   PRICE(2)
---------------------------- -------------------- ------------------------- --------------------------- ------------------
   Common Shares, without         1,500,000               $21.0625                 $31,593,750              $9,320.16
     par value
==========================================================================================================================


(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 1997 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Shares of the Registrant.

(2) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $21.0625, based on the average of the high sales price ($21.625) and low sales price ($20.50) for the Registrant's Common Shares as reported on the New York Stock Exchange on October 5, 1998.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Registrant's Rule 424(b) Prospectus dated March 9, 1998 filed with the Securities and Exchange Commission (the "Commission") on March 10, 1998;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; and

                  (c) The description of the Registrant's Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on September 26, 1997, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         Any document filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date on which such document is filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Canadian corporation.

         Section 124 of the Canada Business Corporations Act, as amended, provides as follows:

         "(1) Indemnification. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

                  (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         (2) Indemnification in Derivative Action. A corporation may with the approval of a court indemnify a person referred to in sub-section (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

         (3) Indemnity as of Right. Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

                  (a) was substantially successful on the merits in his defense of the action or proceeding; and

                  (b) fulfills the conditions set out in paragraphs (1)(a) and
(b).

         (4) Directors' and Officers' Insurance. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

                  (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

                  (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

         (5) Application to Court. A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

         (6) Notice to Director. An applicant under subsection (5) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

         (7) Other Notice. On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel."

         Sections 5 and 6 of By-Law No. 1 of the Registrant provide as follows:

         "5. Indemnification of Directors and Officers. The [Registrant] shall indemnify a director or officer of the [Registrant], a former director or officer of the [Registrant] or a person who acts or acted at the [Registrant's] request as a director or officer of a body corporate of which the [Registrant] is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Canada Business Corporations Act.

         6. Indemnity of Others. Except as otherwise required by the Canada Business Corporations Act and subject to paragraph 5, the [Registrant] may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the [Registrant]) by reason of the fact that he is or was an employee or agent of the [Registrant], or is or was serving at the request of the [Registrant] as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the [Registrant] and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the [Registrant] and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was unlawful."

         The Registrant carries liability insurance which provides for coverage for officers and directors of the Registrant and its subsidiaries, subject to a deductible for executive indemnification.

         Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  EXHIBITS

     Exhibit
      Number                                    Description
---------------     ----------------------------------------------------------------------------
       4.1          Form of Common Share Certificate (1)

       4.2          Articles of Amalgamation (2)

       4.3          By-laws (3)

       5.1          Opinion of McCarthy Tetrault regarding legality of the Common Shares being registered

      23.1          Consent of KPMG

      23.2          Consent of McCarthy Tetrault (included in its Opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see Signature Page)

      99.1          1997 Stock Option Plan, as amended (4)


(1) Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.

(2) Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.

(3) Incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.

(4) Incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.



ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on October 9, 1998.


                                        RITCHIE BROS. AUCTIONEERS INCORPORATED


                                        By /s/ C. RUSSELL CMOLIK
                                           -------------------------------------
                                           C. Russell Cmolik
                                           President and Chief Operating Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints David E. Ritchie, C. Russell Cmolik and Peter J. Blake, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 9, 1998.


         /s/ DAVID E. RITCHIE                    Chairman of the Board and Chief Executive Officer (principal
--------------------------------------           executive officer)
          David E. Ritchie

        /s/ C. RUSSELL CMOLIK                    Director, President and Chief Operating Officer
--------------------------------------
          C. Russell Cmolik

         /s/ PETER J. BLAKE                      Director, Vice President Finance and Chief Financial Officer
--------------------------------------           (principal financial and accounting officer)
           Peter J. Blake

        /s/ CHARLES E. KROFT                     Director
--------------------------------------
          Charles E. Kroft

       /s/ GEORGE EDWARD MOUL                    Director
--------------------------------------
         George Edward Moul

       /s/ KENNETH D. ASBURY                     Authorized Representative in the United States
--------------------------------------
         Kenneth D. Asbury

                                INDEX TO EXHIBITS

     Exhibit
      Number                                         Description
-----------------   ---------------------------------------------------------------------------
       4.1          Form of Common Share Certificate (1)

       4.2          Articles of Amalgamation (2)

       4.3          By-laws (3)

       5.1          Opinion of McCarthy Tetrault regarding legality of the Common Shares being registered

      23.1          Consent of KPMG

      23.2          Consent of McCarthy Tetrault (included in its Opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see Signature Page)

      99.1          1997 Stock Option Plan, as amended (4)

----------
(1) Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.


(2) Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.


(3) Incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.


(4) Incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed with the Securities Exchange Commission on September 26, 1997, as amended.